                                                               Exhibit (d)(i)(a)

                                    RIDER TO
                          ENTERPRISE ACCUMULATION TRUST
                     RESTATED INVESTMENT ADVISER'S AGREEMENT
                            DATED SEPTEMBER 17, 2002

            This Rider made this 28th day of February, 2003, is by and between Enterprise Accumulation Trust (the "Fund"), a Massachusetts trust, and Enterprise Capital Management, Inc., a Georgia corporation.

            The Agreement is hereby modified by deleting from Schedule A the following:

                              Percentage of Average Daily
                              Closing Net Asset Values of
Name of Portfolio             Portfolio to be Paid
-----------------             ------------------------------
Mid-Cap Growth                At the rate of 0.75% of the average of the
                              daily closing net asset values of the Portfolio
                              per year, paid monthly.

Emerging Countries            At the rate of 1.25% of the average of the daily
                              closing net asset values of the Portfolio per
                              year, paid monthly.

Worldwide Growth              At the rate of 1.00% of the average of the daily
                              closing net asset values of the Portfolio per
                              year, paid monthly.

Global Health Care            At the rate of 1.00% of the average of the daily
                              closing net asset values of the Fund per year,
                              paid monthly.

Balanced At the rate of .75% of the average of the daily closing net asset values of the Portfolio per year, paid monthly.

            Whenever there is any conflict between this Rider and the printed part of the Agreement, the provisions of the Agreement are paramount and the Agreement shall be construed accordingly.

            IN WITNESS WHEREOF, the parties hereof have caused this Rider to be signed by their duly authorized officers and their corporate seals hereunto affixed and attested as of the date first above written.

                                    ENTERPRISE ACCUMULATION TRUST


By:                                 By:
    ------------------------           ----------------------------------------



                                    ENTERPRISE CAPITAL MANAGEMENT, INC.


By:                                 By:
    ------------------------           ----------------------------------------